As filed with the Securities and Exchange Commission on August 10, 2004 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON VALLEY BANCSHARES

(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State of Incorporation)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California 95054
(Address of principal executive offices)

1997 Equity Incentive Plan
(Full title of the plans)

Kenneth P. Wilcox Chief Executive Officer SILICON VALLEY BANCSHARES 3003 Tasman Drive, Santa Clara, California 95054 (408) 654-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Witte, Esq.
Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054
(408) 654-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $.001 per share)	1,500,000 shares	$32.775	$49,162,500	$6,228.89

(1)                                  This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on August 9, 2004, for shares available for future grant under the Company’s 1997 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-28185 AND THE POST
EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-39680, NO. 333-59590,
NO. 333-92410, and NO. 333-108434.

The contents of Registration Statement on Form S-8 No. 333-28185 filed with the Securities and Exchange Commission on May 30, 1997 and Post Effective Amendment No. 1 to Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on April 28, 1999, and the contents of Registration Statements on Form S-8 No. 333-39680, No. 333-59590, No. 333-92410 and No. 333-108434 filed with the Securities and Exchange Commission on June 20, 2000,  April 26, 2001, July 15, 2002, and September 2, 2003 respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number		Description

5.1		Opinion of Derek Witte, Esq., General Counsel

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Derek Witte, Esq., General Counsel, is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages

99.1	(1)	1997 Equity Incentive Plan

(1)  Incorporated by reference from the exhibit with corresponding title from Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed August 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 10, 2004.

SILICON VALLEY BANCSHARES

By:	/s/ DONAL D. DELANEY
DONAL D. DELANEY
Controller
(Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Witte, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH P. WILCOX	President, Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2004
KENNETH P. WILCOX

/s/ JACK JENKINS-STARK	Chief Financial Officer (Principal Financial Officer)	August 10, 2004
JACK JENKINS-STARK

/s/ DONAL D. DELANEY	Controller (Principal Accounting Officer)	August 10, 2004
DONAL D. DELANEY

/s/ ALEX W. HART	Chairman of the Board	August 10, 2004
ALEX W. HART

/s/ JAMES F. BURNS, JR.	Director	August 10, 2004
JAMES F. BURNS, JR.

/s/ G. FELDA HARDYMON	Director	August 10, 2004
G. FELDA HARDYMON

/s/ JAMES R. PORTER	Director	August 10, 2004
JAMES R. PORTER

/s/ MICHAELA K. RODENO	Director	August 10, 2004
MICHAELA K. RODENO

/s/ LARRY W. SONSINI	Director	August 10, 2004
LARRY W. SONSINI

EXHIBIT INDEX

Exhibit Number		Description

5.1		Opinion of Derek Witte, Esq., General Counsel

23.1		Consent of Independent Registered Public Accounting Firm

23.2		Consent of Derek Witte, Esq., General Counsel, is contained in Exhibit 5.1 to this Registration Statement

24.1		Power of Attorney is contained on the signature pages

99.1	(1)	1997 Equity Incentive Plan

(1)  Incorporated by reference from the exhibit with corresponding title from Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed August 9, 2004.